BYLAWS

OF

NIGHTINGALE, INC.,

a Delaware corporation

ARTICLE I

REFERENCES; SENIORITY

Section 1.1

Certain References. Except as expressly defined herein, the phrases and terms of these Bylaws shall be given the same meaning as the identical terms and phrases as provided for under Law. Any reference herein made to Law will be deemed to refer to the law of the State of Delaware, including any applicable provision of Chapter 1 of Title 8 of the Delaware Statutes, or any successor statutes, as from time to time amended and in effect. Any reference herein made to the Certificate will be deemed to refer to the applicable provision or provisions of the Certificate of Incorporation of the Company, and all amendments thereto, as at any given time on file with the Delaware Secretary of State (any reference herein to that office being intended to include any successor to the incorporating and related functions being performed by that office at the date of the initial adoption of these Bylaws). Except as required by Law, the term “stockholder” as used herein shall mean one who is a holder of record of shares of capital stock of the corporation.

Section 1.2

Seniority. The Law and the Certificate (in that order of precedence) will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the Law and such Certificate (in that order of precedence), and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

ARTICLE II

OFFICES

Section 2.1

Registered Office. The registered office of Nightingale, Inc. (the “Company”) in the State of Delaware shall be at the office of the Corporation Trust Company, located at 1209 Orange Street Wilmington, Delaware, 19801.

ARTICLE III

STOCKHOLDERS

Section 3.1

Annual Stockholder Meeting. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by the Board of Directors (the “ Board ”) from time to time or, in the absence of action by the Board, as set forth in the  notice given or waiver signed with respect to such meeting pursuant to Article III, Section 3.4 below, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Delaware such meeting shall be held on the next succeeding business day.

Section 3.2

Special Stockholder Meetings. Except as otherwise required by Law, special meetings of the stockholders may be held whenever and wherever, either within or without the State of Delaware, called for by the President or a majority of the Board. A special meeting of stockholders shall also be called by the President or the Secretary at the written request of the holder or holders of not less than forty percent (40%) of all outstanding votes entitled to be cast on any matter to be voted on at the meeting. Any such written request by stockholders shall state the purpose or purposes of the proposed meeting, and business to be transacted at any such meeting shall be confined to the purposes stated in the notice thereof and to such additional matters as the chairperson of the meeting may rule to be germane to such purposes.

Section 3.3

Meeting by Remote Communication. The Board may, in its sole discretion, determine that any annual meeting of stockholders or any special meeting of stockholders shall not be held at any place, but may instead be held wholly or partially by means of remote communication, as permitted by Law. The Board may adopt guidelines and procedures for meetings conducted wholly or partially by remote communication.

Section 3.2

Notice of Stockholders Meetings.

(a)

Required Notice. Except as allowed or required by Law, written notice stating the place, day and hour of any annual or special stockholders meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the person or persons calling the meeting, to each stockholder entitled to vote at such meeting and to any other stockholder entitled to receive notice of the meeting by Law or the Certificate. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders shall be deemed given (i) when deposited in the United States mail, postage prepaid, and addressed to each stockholder of record at such stockholder’s address appearing on the books of the Company, or (ii) if given by a form of electronic transmission consented to by the stockholder to whom notice is given. Any such consent shall be deemed revoked if (i) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent and (ii) such inability becomes known to the Secretary of the Company or to any other person responsible for giving notice;  provided ,  however,  the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission in accordance with this Article III, Section 3.4 shall be deemed given: (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

(b)

Adjourned Meeting. If any stockholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place are announced at the meeting at which the adjournment is taken. But if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then notice of the adjourned meeting shall be given to each stockholder of record entitled to such notice pursuant to Article III, Section 3.4(a) above.

(c)

Waiver of Notice. Any stockholder may waive notice of a meeting (or any notice of any other action required to be given by the Law, the Certificate, or these Bylaws), at any time before, during, or after the meeting or other action, by a writing signed by the stockholder entitled to the notice or a waiver by electronic transmission by the person entitled to notice. Each such waiver shall be delivered to the Company for inclusion in the minutes or filing with the corporate records. Attendance of a stockholder at a meeting shall constitute a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(d)

Contents of Notice. The notice of each special stockholders meeting shall include a description of the purpose or purposes for which the meeting is called. Except as required by Law or otherwise provided in the Certificate, the notice of an annual stockholders meeting need not include a description of the purpose or purposes for which the meeting is called.

(e)

Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or in order to make a determination of stockholders for any other proper purpose, the Board may fix a date as the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. In the case of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, such record date shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting. In the case of determining stockholders entitled to consent to corporate action in writing without a meeting, the record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. In the case of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the record date shall be not more than sixty (60) days prior to such action. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date. If no record date is fixed by the Board pursuant to this Article III, Section 3.4(e), the record date for determining stockholders pursuant to this Section shall be as provided by Law.

Section 3.5

Stockholder List. The officer who has charge of the stock ledger of the Company shall make, or cause a third party to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each. Nothing in this Section shall require the Company to include electronic mail addresses or other electronic contact information on such list. The stockholder list shall be available for inspection by any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to the stockholders of the Company. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by Law, failure to comply with this section shall not affect the validity of any action taken at the meeting.

Section 3.6

Stockholder Quorum and Voting Requirements. Except as required by Law or otherwise provided in the Certificate;

(a)

(1)

a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders;

(2)

in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter shall be at the act of the stockholders;

(3)

directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote on the election of directors; and

(4)

where a separate vote by a class or series is required, a majority of the outstanding shares of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

(b)

Ballot Requirements. Except as required by Law or otherwise provided in the Certificate, voting will be by ballot on any question as to which a ballot vote is demanded prior to the time the voting begins by any person entitled to vote on such question; otherwise, a voice vote will suffice. Except as required by the Certificate, the election of directors need not be by written ballot. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

Section 3.7

Proxies. Except as required by Law or otherwise provided in the Certificate, at all meetings of stockholders a stockholder may vote in person or by proxy duly executed in writing by the stockholder or the stockholder’s duly authorized attorney-in-fact. Such proxy shall comply with Law and shall be filed with the Secretary of the Company or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in the proxy. The burden of proving the validity of any undated, irrevocable, or otherwise contested proxy at a meeting of the stockholders will rest with the person seeking to exercise the same. If authorized by the Board, any requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission transmitted by a stockholder or by such stockholder’s duly authorized attorney-in-fact,  provided  that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or the proxy holder.

Section 3.8

Voting of Shares. Except as required by Law or otherwise provided in the Certificate or required by Law, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of stockholders.

Section 3.9

Election Inspectors. The Board, in advance of any meeting of the stockholders, may, and shall if required by Law, appoint an election inspector or inspectors to act at such meeting (and at any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairperson of the meeting may, and shall if required by Law, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may, and shall if required by Law, be appointed by the chairperson of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity, and effect of proxies, the credentials of persons purporting to be stockholders or persons named or referred to in proxies, and the number of shares represented at the meeting in person and by proxy; will receive and count votes, ballots, and consents and announce the results thereof; will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, will perform such acts as may be required by Law or proper to conduct elections and voting with complete fairness to all stockholders. No such election inspector need be a stockholder of the Company.

Section 3.10

Organization and Conduct of Meetings. Each meeting of the stockholders will be called to order and thereafter chaired by the Chairperson of the Board if there is one, or, if not, or if the Chairperson of the Board is absent or so requests, then by the President, or if both the Chairperson of the Board and the President are  unavailable, then by such other officer of the Company or such stockholder as may be appointed by the Board. The Company’s Secretary or in his or her absence, an Assistant Secretary will act as secretary of each meeting of the stockholders. If neither the Secretary nor an Assistant Secretary is in attendance, the chairperson of the meeting may appoint any person (whether a stockholder or not) to act as secretary for the meeting. After calling a meeting to order, the chairperson thereof may require the registration of all stockholders intending to vote in person and the filing of all proxies with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls. Absent a showing of bad faith on his or her part, the chairperson of a meeting will, among other things, have absolute authority to fix the period of time allowed for the registration of stockholders and the filing of proxies, to determine the order of business to be conducted at such meeting, and to establish reasonable rules for expediting the business of the meeting and preserving the orderly conduct thereof (including any informal, or question and answer portions thereof).

Section 3.11

Stockholder Approval or Ratification. The Board may submit any contract or act for approval or ratification of the stockholders at a duly constituted meeting of the stockholders. Except as otherwise required by Law, if any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the Company and all of its stockholders as it would be if it were the act of its stockholders.

Section 3.12

Informalities and Irregularities. All informalities or irregularities in any call or notice of a meeting of the stockholders or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made at the meeting.

Section 3.13

Action by Stockholders Without a Meeting. Except as required by Law or otherwise provided in the Certificate, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Company, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken and bearing the date of signature of each stockholder, having not less than the minimum number of votes that would be necessary to authorize or to take action at a meeting at which all shares entitled to vote thereon were present and voted, shall be delivered to, and received by, the Company by delivery to its registered office in the State of Delaware (by hand or be certified or registered mail, return receipt requested), to its principal place of business, or to an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Consents communicated by an electronic means and copies, facsimiles or other reproductions of consents, shall be valid to the fullest extent permitted by Law. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of  the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Company by delivery to its registered office in the State of Delaware (by hand or by certified or registered mail, return receipt requested), to its principal place of business, or to an officer or agent of the Company having custody of the book in which proceedings or meetings of stockholders are recorded.

ARTICLE IV

DIRECTORS

Section 4.1

General Powers. The business and affairs of the Company shall be managed by or under the direction of the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by Law, the Certificate, or these Bylaws directed or required to be exercised or done by the stockholders.

Section 4.2

Number; Tenure; and Qualification of Directors. Except as required by Law or otherwise provided in the Certificate, the authorized number of directors shall be no greater than nine (9). The number of directors in office from time to time shall be within the limit specified above, as prescribed initially by the incorporator or incorporators, or by the initial director or directors of the Company and thereafter as prescribed from time to time by resolution adopted by either the stockholders or the Board. The directors will regularly be elected at each annual meeting of the stockholders or at any other meeting of the stockholders (unless the directors are elected by written consent in lieu of an annual meeting as provided in Article III, Section 3.13 above). Each director shall hold office until his or her successor shall have been elected and qualified or until his or her earlier resignation or removal. Unless required by the Certificate, directors do not need to be residents of the State of Delaware or stockholders of the Company.

Section 4.3

Vacancies of, and Newly-Created, Directorships. Except as required by Law or otherwise provided in the Certificate, any vacancy or newly-created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall serve until the next annual election and until their successors are duly elected, unless sooner displaced. If there are no directors in office, then an election of directors to fill such vacancy or newly-created directorship shall be held in a manner provided by the Board or the Certificate and as required by Law.

Section 4.4

Regular Meetings of the Board of Directors. Regular meetings of the Board may be held without notice. The Board shall use reasonable efforts to ensure that regular meetings of the Board are held at least quarterly, either at the Company’s principal executive office or at such other place as the Board determines; provided  that any director who is absent when such a determination is made shall be given notice of such time and place if such place is other than the Company’s principal executive office. Additional regular meetings may be held at regular intervals at such places and at such times as the Board may determine.

Section 4.5

Special Meetings of the Board of Directors. Special meetings of the Board may be called by the President on two days’ notice to each director by mail, overnight courier service, telephone, including a voice mail messaging system or other technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic transmission or by personal delivery. Special meetings shall also be called by the President upon the written request of at least two (2) directors. Notice may be waived in accordance with Section 229 of Law.

Section 4.6

Location of Meetings. The Board of the Company may hold meetings, both regular and special, either within or outside the State of Delaware.

Section 4.7

Notice Requirements.

(a) Notice Effectiveness. Without limiting the manner by which notice otherwise may be given effectively to directors as provided in this Article IV, any notice to directors shall be deemed given (i) when deposited in the United States mail, postage prepaid, and addressed to each director’s address appearing on the books of the Company, or (ii) if given by a form of electronic transmission consented to by the director to whom notice is given. Any such consent shall be deemed revoked if (i) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent and (ii) such inability becomes known to the Secretary of the Company or to any other person responsible for giving notice;  provided ,  however , the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission in accordance with this Section 7 shall be deemed given: (i) if by facsimile, when directed to a number at which the director has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the director of such posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the director.

(b) Waiver of Notice. Any director may waive notice of any meeting and any adjournment thereof (or any notice of any other action required to be given by the Law, the Certificate, or these Bylaws), at any time before, during, or after the meeting or other action, by a writing signed by the director entitled to the notice or a waiver by electronic transmission by the person entitled to notice. Each such waiver shall be delivered to the Company for inclusion in the minutes or filing with the corporate records. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 4.8

Director Quorum. At all meetings of the Board, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board, unless the Certificate or Law requires a greater number. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The withdrawal of directors from a meeting at which a quorum was present shall not be deemed to defeat the presence of a quorum.

Section 4.9

Directors, Manner of Acting.

(a)

The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the Certificate or these Bylaws require a greater percentage and except as otherwise required by Law.

(b)

Unless the Certificate provides otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, conference telephone or other communications equipment by means of which all persons participating in the meeting may hear each other, in which case any required notice of such meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof. A director participating in a meeting by this means is deemed to be present in person at the meeting.

(c)

A director who is present at a meeting of the Board or a committee of the Board when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting; or (2) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; (3) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company before 5:00 p.m. on the next business day after the meeting; or (4) he or she delivers notice as otherwise allowed under Law. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 4.10

Director Action Without a Meeting. Except as required by Law or otherwise provided in the Certificate, any action required or permitted to be taken by the Board at a meeting or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. The writing(s) or electronic transmission(s) shall be filed with the minutes or proceedings of the Board.

Section 4.11

Removal of Directors by Stockholders. Except as limited by Law or otherwise provided in the Certificate, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

Section 4.12

Director Compensation. Except as required by Law or otherwise provided in the Certificate, the Board shall have the authority to fix the compensation of directors by resolution of the Board. Each director may be paid his or her expenses, if any, of attendance at each meeting of the Board or any committee thereof, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board or any committee thereof, or both. No such payment shall preclude any director from serving the Company in any capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending such committee meetings.

Section 4.13

Director Committees.

(a)

Creation of Committees. Except as required by Law or otherwise provided in the Certificate, the Board may create one (1) or more committees and appoint members of the Board to serve on them. Each committee shall have one (1) or more members, who serve at the pleasure of the Board.

(b)

Selection of Members. The appointment of members to a committee shall be approved by the greater of (i) a majority of all the directors in office when the action is taken, or (ii) the number of directors required by the Certificate to take such action. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(c)

Committee Authority. Any committee, to the extent provided in the resolution of the Board and except as limited by the Certificate, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, any may authorize the seal of the Company to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to reference to (1) approving, adopting or recommending to the stockholders, any action or matter expressly required by Law to be submitted to stockholders for approval, or (2) adopting, amending or repealing any Bylaw of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

(d)

Required Procedures; Minutes. Sections 3 through 11 of this Article III, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board, apply to committees and their members. Each committee shall keep regular minutes of its meetings and report the same to the Board when required to do so by the Board.

Section 4.14

Director Resignations. Except as limited by Law or otherwise provided in the Certificate, any director or committee member may resign from his or her office at any time by written notice, including but not limited to electronic transmission, and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Board, the President or the Secretary. The acceptance of a resignation will not be required to make it effective.

ARTICLE V

OFFICERS

Section 5.1

Enumeration. The Board at its first meeting after each annual meeting of stockholders may elect the officers of the Company, or at any other meeting of the Board, such officers may include a President or Chief Executive Officer, a Secretary, a Treasurer or Chief Financial Officer, and such other officers with such other titles as the Board shall determine. If specifically authorized by the Board of Directors, an officer may appoint one (1) or more other officers or assistant officers. The same individual may simultaneously hold more than one (1) office in the Company. The Board may elect from among its members a Chairperson or Chairpersons of the Board and a Vice Chairperson of the Board. Any number of offices may be held by the same person, unless the Certificate otherwise provides.

Section 5.2

Appointment; Resignation; and Removal. The officers of the Company shall be appointed by the Board for a term as determined by the Board. If no term is specified, an officer of the Company shall hold office until he or she resigns, dies, or until he or she is removed in the manner that is consistent with Law and all other applicable law. An officer may resign at any time by delivering written notice, including, but not limited to electronic transmission, to the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date or event. Any officer may be removed by the Board at any time, with or without cause, for any reason or no reason. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer to a specified term shall not of itself create contract rights.

Section 5.3

Duties of Officers. Officers of the Company shall have authority to perform such duties as may be prescribed from time to time by Law, in these Bylaws, or by the Board, the President, or the superior officer of any such officer. Each officer of the Company (in the order designated herein or by the Board) will be vested with all of the powers and charged with all of the duties of his or her superior officer in the event of such superior officer’s absence, death, or disability.

Section 5.4

Compensation. The salaries of all employees of the Company who are not directors shall be, unless fixed by the Board, fixed by the President or any Vice-President of the Company.

Section 5.5

Chairperson of the Board and Vice-Chairperson of the Board. The Chairperson of the Board, if any, shall preside at all meetings of the Board and of the stockholders at which the Chairperson shall be present. The Chairperson shall have and may exercise such powers as are, from time to time, assigned to the Chairperson by the Board and as may be provided by Law. In the absence of the Chairperson of the Board, the Vice-Chairperson of the Board, if any, shall preside at all meetings of the Board and of the stockholders at which the Vice-Chairperson shall be present. The Vice-Chairperson shall have and may exercise such powers as are, from time to time, assigned to such person by the Board and as may be provided by Law.

Section 5.6

President. Unless otherwise specified by resolution of the Board, the President shall be the chief executive officer of the Company and, subject to the control of the Board, shall supervise and control all of the business and affairs of the Company and the performance by all of its other officers of their respective duties and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time. The President shall, in the absence of a Chairperson or Vice-Chairperson of the Board, preside as the Chairperson of meetings of the stockholders and of the Board. The President will be a proper officer to sign on behalf of the Company any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture, contract, or other instrument, except in each such case where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Company, or shall be required by Law to be otherwise signed or executed. The President may represent the Company at any meeting of the stockholders or members of any other corporation, association, partnership, joint venture, or other entity in which the Company then holds shares of capital stock or has an interest, and may vote such shares of capital stock or other interest in person or by proxy appointed by him or her, provided that the Board may from time to time confer the foregoing authority upon any other person or persons.

Section 5.7

Vice-President. If appointed, in the absence of the President or in the event of the President’s inability to act or refusal to serve, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If there is no Vice-President or in the event of the inability to act or refusal to serve of all of the Vice-Presidents, then the Treasurer shall perform such duties of the President in the event of the President’s inability to act or refusal to serve. A Vice-President shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board.

Section 5.8

Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the Board and any committee of the Board and all unanimous written consents of the stockholders, Board, and any committee of the Board in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by Law; (c) be custodian of the corporate records and of any seal of the Company; (d) when requested or required, authenticate any records of the Company; (e) keep a register of the address of each stockholder which shall be furnished to the Secretary by such stockholder; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board. Except as may otherwise be specifically provided in a resolution of the Board, the Secretary will be a proper officer to take charge of the Company’s stock transfer books and to compile the voting record pursuant to Article III, Section 5 above, and to impress the Company’s seal, if any, on any instrument signed by the President, any Vice-President, or any other duly authorized person, and to attest the same. In the absence of the Secretary, a secretary  pro tempore may be chosen by the Board or stockholders as appropriate to perform the duties of the Secretary.

Section 5.9

Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability to act or refusal to serve, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 5.10

Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Company; (b) receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such bank, trust companies, or other depositories as shall be selected by the Board or any proper officer; (c) keep full and accurate accounts of receipts and disbursements in books and records of the Company; and (d) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board. The Treasurer will render to the President, the directors, and the stockholders at proper times an account of all his or her transactions as Treasurer and of the financial condition of the Company. The Treasurer shall be responsible for preparing and filing such financial reports, financial statements, and returns as may be required by Law.

Section 5.11

Assistant Treasurer. The Assistant Treasurer, of if there be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of election) shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act or refusal to serve, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE VI

CAPITAL STOCK

Section 6.1

Certificates for Shares. Except as required by Law or otherwise provided in the Certificate, each share of capital stock of the Company will be in such form, whether represented by a certificate or uncertificated, as may from time to time be approved by the Board. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of consideration to be paid therefore and the amount paid thereon shall be specified.

Section 6.2

Legend as to Class or Series. If the Company shall be authorized to issue different classes of shares or different series within a class, the powers, designations, preferences, and relative, participating, optional, or other special rights applicable to each class or series and the qualifications, limitations, or restrictions of such preference and/or rights shall be set forth in full or summarized on the face or back of the certificate as required by Law. Alternatively, each certificate may state on its face or back that the Company will furnish a stockholder this information on request and without charge.

Section 6.3

Signature. Any or all of the signatures on a stock certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 6.4

Lost Certificates. The Company may direct a new certificate or certificates to be issued in place of any certificate(s) theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate(s) alleged to have been lost, stolen or destroyed.

Section 6.5

Registration of the Transfer of Shares. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall (provided that such transfer does not violate any obligation to the Company) be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the books of the Company.

Section 6.6

Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to be the absolute owner thereof, and accordingly, to receive dividends as such owner, to vote as such owner and to hold liable such owner for any proper calls and assessments registered on the Company’s books on behalf of such owner of such shares. The Company shall not be bound to recognize any beneficial, equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by Law.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1

Dividends. Dividends upon the capital stock of the Company, subject to the applicable provisions of the Certificate, may be declared by the Board at any regular or special meeting, pursuant to Law. Subject to the provisions of the Certificate, dividends may be paid in cash, in property or in shares of capital stock of the Company. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purposes as the Board shall think conducive to the interest of the Company, and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 7.2

Checks. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other persons as the Board may from time to time designate.

Section 7.3

Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board.

Section 7.4

Corporate Seal. The Board may adopt for a corporate seal of the Company having inscribed thereon any designation, including the name of the Company, Delaware as the state of incorporation, the year of incorporation, and the words “Corporate Seal.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in the any other manner reproduced.

Section 7.5

Loans. Except as limited by the Certificate, the Board may, without stockholder approval, authorize loans to, or guarantee obligations of, or otherwise assist, including, without limitation, the adoption of employee benefit plans under which loans and guarantees may be made, any officer or other employee of the Company or of its subsidiary, if any, including any officer or employee who is a director of the Company or its subsidiary, if any, whenever, in the judgment of the Board, such loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such a manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Company.

ARTICLE VIII

INDEMNIFICATION

Section 8.1

Scope. The Company shall, to the maximum extent permitted for under the Law, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or   investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Company or while a director or officer is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the person in connection with the investigation, preparation to defend or defense of such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful;  provided ,  however , that the foregoing shall not require the Company to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Any person seeking indemnification under this Article VIII shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

Section 8.2

Liability Offset. The Company’s obligation to provide indemnification under this Article VIII shall be offset to the extent the indemnified party is indemnified by any other source including, but not limited to, any applicable insurance coverage under a policy maintained by the Company, the indemnified party or any other person;  provided, however, that in the case of the insurance coverage under a policy maintained by the Company, such offset shall apply only to the extent the indemnified party actually first receives payments under such policy.

Section 8.3

Continuing Obligation. Any repeal or modification of the provisions of this Article VIII shall not adversely affect any right or protection of a director or officer of the Company with respect to any acts or omissions of such director or officer occurring prior to such amendment, repeal or modification.

Section 8.4

Nonexclusive. The indemnification and advancement of expenses provided for in this Article VIII shall (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, officer, employee or agent and (iii) inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.5

Other Persons. In addition to the indemnification rights of directors, officers, employees, or agents of the Company, the Board in its discretion shall have the power on behalf of the Company to indemnify any other person made a party to any action, suit or proceeding, provided that such indemnification is not prohibited by Law.

ARTICLE IX

AMENDMENTS

Section 9.1

Amendments. If the Certificate so provides, the Company’s Board may amend or repeal the Company’s Bylaws unless the Certificate or the applicable provisions of Law reserve any particular exercise of this power exclusively to the stockholders in whole or part. Except as otherwise provided in the Certificate, the Company’s stockholders may amend or repeal the Company’s Bylaws even though the Bylaws may also be amended or repealed by the Company’s Board.

NIGHTINGALE, INC.

CERTIFICATE OF ADOPTION OF BYLAWS

The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of Nightingale, Inc., a Delaware corporation and that the foregoing bylaws, comprising 14 pages, were adopted on June 16, 2014 by the Company’s Board of Directors to become effective immediately.

 IN WITNESS WHEREOF, the undersigned has executed this Certificate this 16 day of June, 2014.

_/s/ David Knudson____________________ David Knudson
Secretary